UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 26, 2020

ENTERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11299	72-1229752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 Loyola Avenue, New Orleans, Louisiana		70113
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 576-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
Common Stock, $0.01 Par Value	ETR	NYSE Chicago, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

On August 24, 2020, Entergy Corporation (the “Company”) entered into an Underwriting Agreement for the sale of $800,000,000 aggregate principal amount of its 0.90% Senior Notes due September 15, 2025 (the “Senior Notes”). The sale of the Senior Notes closed on August 26, 2020. The Senior Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (No. 333-233403), which became effective upon filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
4.02	Officer’s Certificate establishing the terms of the Senior Notes supplemental to the Indenture.

5.01	Opinion of Morgan, Lewis & Bockius LLP relating to the Senior Notes.

23.02	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Senior Notes (included in Exhibit 5.01).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
(Registrant)
Date: August 26, 2020
/s/ Steven C. McNeal
(Signature) Steven C. McNeal Vice President and Treasurer